UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2009

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 15, 2009, we issued a press release announcing a proposed public offering of $600 million of our common stock. A copy of the press release is attached hereto as Exhibit 99.1.

We are also providing the following supplemental information:

Capital Considerations

Although the capital and credit markets have shown recent improvements, these markets have experienced extreme volatility and disruption for more than twelve months. Given these conditions, our capital strategy is to have sufficient capital to offer downside protection in the event that the capital and credit markets experience another downturn as well as to support growth in our operating businesses. Our overall plan is to raise approximately $2 billion through this offering, a planned debt offering, in the near future, and funds from the U.S. Treasury Department’s Capital Purchase Program, which is part of the Troubled Asset Relief Program, referred to as the TARP CPP. Our capital plan for 2009-2010 includes the $2 billion from the offerings and TARP CPP as well as, depending on then current market conditions and other factors, potential securitizations of reserves, reinsurance and sales and contribution of corporate assets of $750 million and $1.2 billion in earnings from our insurance subsidiaries. The projected earnings from our insurance subsidiaries assumes a year-end Standard & Poor’s 500 Index of approximately 870 for 2009 and 950 for 2010 and excludes any impact from the adoption of VACARVM, a new statutory reserving methodology, at December 31, 2009. We believe that this amount of capital will provide us with sufficient capital to meet our objectives under a stress scenario analysis assuming over the same period (2009 and 2010) we realize investment portfolio credit losses and impairments amounting to approximately $1.65 billion, or 2.5% based on invested assets as of March 31, 2009, an additional statutory capital requirement of $500 million as a result of credit migration, senior debt maturities of $750 million (which includes $500 million of debt securities paid in April) and up to $500 million in capital required due to changes in interest rates and equity markets and equity market volatility, which includes an estimate for the adoption of VACARVM (assuming a year-end Standard & Poor’s 500 Index of approximately 870 for 2009 and 950 for 2010). For more information on factors that may impact our capital, please see “Cautionary Statement Regarding Forward-Looking Statements” below.

As a holding company, our primary sources of liquidity to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders, repurchase our securities and pay corporate expenses depends primarily on the ability of our insurance subsidiaries, The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and First-Penn Pacific Life Insurance Company, collectively referred to as the Insurance Subsidiaries, to pay dividends or to advance or repay funds to us. The ability of our Insurance Subsidiaries to pay dividends to us depends upon their statutory capital, as may be limited by their risk-based capital ratios, referred to as RBC, and financial strength ratings. The aggregate total adjusted statutory capital of the Insurance Subsidiaries was $6 billion and $5.1 billion as of December 31, 2007 and 2008 and $5 billion as of March 31, 2009.

An insurance company’s RBC is calculated by applying factors and performing calculations relating to various asset, premium, claim, expense and reserve items. Insurance regulators may then measure adequacy of a company’s statutory surplus by comparing it to the RBC determined by the formula. Under RBC requirements, regulatory compliance is determined by the ratio of a company’s total adjusted capital, as defined by the National Association of Insurance Commissioners, or NAIC, to its company action level of RBC (known as the RBC ratio), also as defined by the NAIC. The combined RBC of our Insurance Subsidiaries at December 31, 2007 and 2008 was 474% and 393%, respectively, and because RBC is only calculated once a year, we estimate LNL’s RBC at March 31, 2009 to be approximately 380%. The reporting of RBC measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

The following table shows estimated RBC ratios for our Insurance Subsidiaries as of December 31, 2009 for various levels of the Standard & Poor’s 500 Index based on the following assumptions:

•	credit losses and impairments amounting to $1.3 billion of invested assets, or 2.0%, for 2009;

•	an additional statutory capital requirement of $500 million as a result of credit migration within the investment portfolio;

•

increased statutory capital of $750 million due to a combination of transactions including the contribution of corporate assets to the life companies and potential corporate asset sales, reinsurance and the potential securitization of insurance reserves; and

•	a capital contribution to the Insurance Subsidiaries of $1 billion.

Assumed Standard & Poor’s 500 Index December 31, 2009	Estimated RBC December 31, 2009
900	Approx. 400%
800	Approx. 375%
700	Approx. 350%

In each of the foregoing stress scenarios, assumed investment portfolio credit losses and impairments have been applied to invested assets, including net cash, but excludes policy loans and trading securities in the Insurance Subsidiaries’ investment portfolios at March 31, 2009.

Some of the potential actions assumed in estimating capital plan and the RBC ratios of our Insurance Subsidiaries under the foregoing stress scenarios require regulatory approval and/or the agreement of counterparties, which are outside our control, or have economic costs associated with them, and it is possible that management would choose not to pursue them. In addition, interest rate and equity market fluctuations may materially impact some of the assumptions used in developing the foregoing projections. In addition, then prevailing market conditions could materially adversely affect our ability to raise funds from securitizations or to realize earnings from insurance subsidiaries in the amounts projected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this Form 8-K and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our business, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•	Significant stock market fluctuations, dilution of our equity as well as restrictions on the payment of our common stock dividends that may adversely affect the price of our common stock;

•

Continued deterioration in general economic and business conditions, both domestic and foreign, that may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding and investment results;

•

Continued economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of the Troubled Asset Relief Program of the U.S. Department of the Treasury on the economy;

•

Whether, to what extent and on what terms the federal government grants final approval to our application to participate in the Capital Purchase Program, or “CPP,” under the Emergency Economic Stabilization Act of 2008;

•	The cost and other consequences of the additional existing and potential regulations to which we would become subject as a result of our participation in the CPP;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•

The initiation of legal or regulatory proceedings against us or our subsidiaries, and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which we and our subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of our fixed annuity and life insurance businesses and demand for our products;

•

A decline in the equity markets causing a reduction in the sales of our products, a reduction of asset-based fees that we charge on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of our variable annuity products;

•	Ineffectiveness of our various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from our assumptions used in pricing our products, in establishing related insurance reserves and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of stranger-originated life insurance business;

•	Changes in GAAP that may result in unanticipated changes to our net income;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of our companies requiring that we realize losses on such investments;

•

The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;

•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that we can charge for our products;

•

The unknown impact on our business resulting from changes in the demographics of our client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers.

The risks included here are not exhaustive. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors that could impact our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Executive Vice President and Chief Financial Officer

Date: June 15, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated June 15, 2009.